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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 25, 2003

                            HARKEN ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

         DELAWARE                        1-10262                  13-2841597
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                File Number)          Identification No.)

       580 WestLake Park Boulevard, Suite 600
                  Houston, Texas                             77079
      (Address of principal executive offices)             (ZIP Code)

       Registrant's telephone number, including area code: (281) 504-4000

   Former Name or Former Address, if Changed Since Last Report: Not applicable

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ITEM 5.  OTHER EVENTS

On April 25, 2003, Harken Energy Corporation (the "Company") issued a press release announcing that it has given a notice of redemption for the Company's 5% Senior Convertible Notes due May 26, 2003 (the "5% European Notes") for shares of the Company's common stock. The date of redemption is May 26, 2003. Each 5% European Note outstanding on May 26, 2003 will be redeemed for the number of shares of common stock equal to 115% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the date of redemption, divided by approximately $0.35 (the average market price of the common stock over the 30 calendar days immediately preceding the date of the notice of the redemption). As of the date of this Current Report, approximately $14.1 million principal amount of 5% European Notes was outstanding, which could result in an issuance of up to approximately 47.8 million shares of common stock upon redemption. The amount of the 5% European Notes to be redeemed is likely to decrease prior to the redemption date as the Company has pursued and is continuing to actively pursue negotiated transactions to reduce the balance of the notes through exchanges and repurchases. In accordance with the rules of the American Stock Exchange, the Company obtained stockholder approval for the issuance of shares of common stock to redeem up to $20 million principal amount of the 5% European Notes at the annual meeting of stockholders held on January 29, 2003. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

     In April and March, 2003, Larry G. Akers, James H. Frizell, Bruce N. Huff and Stephen C. Voss resigned from the Board of Directors of the Company. Mr. Huff also resigned as President of the Company. On March 31, 2003, Alan G. Quasha was elected to the Board of Directors to fill the vacancy created by the resignation of Mr. Voss. Mr. Quasha replaced Mikel D. Faulkner as Chairman of the Board of Directors, with Mr. Faulkner continuing as a director and Chief Executive Officer of the Company. As a result of the foregoing, the Board of Directors amended the Company's Amendment and Restated Bylaws to reduce the number of directors constituting the full Board of Directors from nine directors to six directors.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

     EXHIBIT

     NUMBER                                 DESCRIPTION
     -------                                -----------
      4.1       --  Amendment to Rights Agreement by and between Harken Energy
                    Corporation and American Stock Transfer and Trust Company, successor to Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services L.L.C.), as Rights Agent, dated August 27, 2002.

      4.2       --  Amendment to Rights Agreement by and between Harken Energy
                    Corporation and American Stock Transfer and Trust Company, successor to Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services L.L.C.), as Rights Agent, dated March 11, 2003.

      4.3       --  Amendment to Rights Agreement by and between Harken Energy
                    Corporation and American Stock Transfer and Trust Company, successor to Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services L.L.C.), as Rights Agent, dated March 25, 2003.

      4.4       --  Amendment to Rights Agreement by and between Harken Energy
                    Corporation and American Stock Transfer and Trust Company, successor to Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services L.L.C.), as Rights Agent, dated April 21, 2003.

      99.1      --  Press Release, dated April 25, 2003, issued by Harken Energy
                    Corporation.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                   HARKEN ENERGY CORPORATION

Date: April 25, 2003                           By: /s/  Anna M. Williams
                                                  ------------------------------
                                                   Anna M. Williams
                                                   Executive Vice President and
                                                   Chief Financial Officer

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                                  EXHIBIT INDEX

     EXHIBIT
     NUMBER                             DESCRIPTION
     -------                            -----------
      4.1       --  Amendment to Rights Agreement by and between Harken Energy
                    Corporation and American Stock Transfer and Trust Company, successor to Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services L.L.C.), as Rights Agent, dated August 27, 2002.

      4.2       --  Amendment to Rights Agreement by and between Harken Energy
                    Corporation and American Stock Transfer and Trust Company, successor to Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services L.L.C.), as Rights Agent, dated March 11, 2003.

      4.3       --  Amendment to Rights Agreement by and between Harken Energy
                    Corporation and American Stock Transfer and Trust Company, successor to Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services L.L.C.), as Rights Agent, dated March 25, 2003.

      4.4       --  Amendment to Rights Agreement by and between Harken Energy
                    Corporation and American Stock Transfer and Trust Company, successor to Mellon Investor Services LLC (formerly known as ChaseMellon Shareholder Services L.L.C.), as Rights Agent, dated April 21, 2003.

      99.1      --  Press Release, dated April 25, 2003, issued by Harken Energy
                    Corporation.